STATEMENT OF STOCK DESIGNATION



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                Setting forth a copy of a resolution creating and
                authorizing the issuance of a series of preferred
              stock designated as "Series C Convertible Redeemable
               Accreting Preferred Stock" adopted by the board of
                    directors of General Communication, Inc.

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          Pursuant to AS 10.06.315 and 10.06.320 of the Alaska Statutes

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         We, the undersigned officers of General Communication, Inc., an Alaska corporation ("Company"), hereby state and otherwise certify that, on November 16, 2000 the board of directors of the Company, pursuant to authority vested in it by Article IV of the Company's Restated Articles of Incorporation and in accordance with AS 10.06.315 and 10.06.318 of the Alaska Statutes, duly adopted the following resolution creating a series of preferred stock designated as "Series C Convertible Redeemable Accreting Preferred Stock":

                                   RESOLUTION

         "WHEREAS, General Communication, Inc. is authorized through its Restated Articles of Incorporation to issue up to 100 million shares of Class A Common Stock, 10 million shares of Class B Common Stock, and up to 1 million shares of Preferred Stock, issuable from time to time in one or more series;

         WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions contained in the Restated Articles of Incorporation, to fix or alter the dividend rate, conversion rate, voting rights, redemption prices, and liquidation preferences of any wholly unissued series of Preferred Stock, the number of shares constituting any such series, the designation of such series, and other terms and conditions of the issuance of such stock;

         WHEREAS, the Company, through its Board of Directors, approved a statement of stock designation pursuant to Article IV of the Restated Articles of Incorporation and that statement was filed of record with the Alaska Department of Community and Economic Development on
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or about April 28, 1999 pursuant to authority set forth in AS 10.06.315,
10.06.318, and 10.06.320 of the Alaska Statutes, and the board subsequently authorized the issuance of up to 35,000 shares of Series B Preferred Stock under that designation, and the Company does not presently have outstanding any other shares of its Preferred Stock;

         RESOLVED, that, pursuant to authority granted to and vested in the Board of Directors by Article IV of the Restated Articles of Incorporation of the Company and in accordance with AS 10.06.315 and 10.06.318 of the Alaska Statutes, the board hereby approves and otherwise directs the designation, from the shares of Preferred Stock authorized under those Articles, of a new series of Preferred Stock of the Company to consist of 15,000 shares to be known as Series C Convertible Redeemable Accreting Preferred Stock ("Series C Preferred Stock") and hereby fixes the designation, rights, preferences, privileges, and restrictions of the shares of that series, in addition to the designation, rights, preferences, privileges and restrictions set forth in those articles which are directly applicable to the Preferred Stock as follows:

                  Preface. Series C Convertible Redeemable Accreting Preferred Stock. Of the 1,000,000 shares of Preferred Stock, authorized pursuant to
Article IV of the Restated Articles of Incorporation of the Company, 15,000 shall be designated Series C Convertible Redeemable Accreting Preferred Stock, with the rights, preferences, privileges and restrictions set forth in this paragraph.


                  Section 1. Definitions. For purposes of the following Sections, the following definitions shall apply:

                  "Bankruptcy Event" shall mean the occurrence of any of the following: (i) a court or governmental agency having appropriate jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs; (ii) there shall be commenced against the Company an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; (iii) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or make any general assignment for the benefit of creditors; or
(iv) the Company shall be unable to, or shall admit in writing to its inability to, pay its debts generally as they become due.

                  "Board" shall mean the Board of Directors of the Company.



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                  "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business in New York, New York as relevant to the determination to be made or action to be taken.

                  "Change of Control" shall mean the occurrence of one or more of the following events: (a) the acquisition by any person (other than Ronald A. Duncan or WorldCom, Inc.), or two or more persons acting in concert, of shares representing greater than 33% of the total combined voting power of the Company,
(b) prior to the second anniversary of the Issue Date Ronald A. Duncan resigns or is removed from his position as Chief Executive Officer of the Company, other than as a result of death or disability, and is not replaced within sixty (60) days of such resignation or removal with a person acceptable to the holders of a majority of the outstanding Series C Preferred Stock; or (c) prior to the second anniversary of the Issue Date, Ronald A. Duncan or his heirs transfers, sells or in any way disposes of a material amount of the capital stock of the Company owned by him as of the date hereof such that his beneficial ownership (as determined under Rule 13d-3 of the United States Securities and Exchange Commission, or any successor rule) falls below 1.93% of the Common Stock of the Company or 4.7% of the voting power of the Company. A Change of Control shall be deemed to occur as of the effective date of the first event, action or transaction leading to one of the results described above.

                  "Class A Common Stock" shall mean the Class A Common Stock of the Company.

                  "Class B Common Stock" shall mean the Class B Common Stock of the Company.

                  "Common Stock" shall mean, collectively, the Class A Common Stock and Class B Common Stock of the Company.

                  "Company" shall mean General Communication, Inc.

                  "Conversion Price" shall have the meaning ascribed to such term in Section 7(b) hereof.

                  "Distribution" shall mean the declaration or payment of any dividend (whether in cash, shares of Series B Preferred Stock, or otherwise) on or in respect of any shares of any class of capital stock of any person, other than dividends payable solely in shares of common stock of such person; the purchase, redemption, or other retirement of any shares of any class of capital stock of any person, directly or indirectly through a subsidiary or otherwise; the return of capital by any person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any person.

                  "Issue Date" shall mean the first date upon which shares of Series C Preferred Stock are issued.


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
                  "Junior Securities" shall mean the Common Stock and other shares of capital stock of the Company, whether presently outstanding or hereafter issued, which by its terms is junior to the Series C Preferred Stock. A class or series of Junior Securities shall rank junior to the Series C Preferred Stock as to dividend rights or rights on liquidation if the holders of shares of Series C Preferred Stock shall be entitled to dividend payments or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Company, as the case may be, in preference or priority to the holders of shares of such class or series.

                  "Lien" shall mean any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including, any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

                  "Liquidation Preference" shall have the meaning set forth in
Section 3(a) hereof.

                  "Mandatory Redemption Date" shall have the meaning ascribed thereto in Section 4(b) hereof.

                  "Parity Securities" shall mean any class or series of stock of this Company, whether now existing or hereafter created, ranking on a parity basis with the Series C Preferred Stock as to dividend rights or rights on liquidation. Stock of any class or series shall rank on a parity basis as to dividend rights or rights on liquidation with the Series C Preferred Stock, whether or not the dividend rates, dividend payment dates or liquidation prices per share are different from those of the Series C Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Company, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series C Preferred Stock. No class or series of capital stock that ranks junior to the Series C Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series C Preferred Stock as to dividend rights unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.


                  "Payment Date" shall have the meaning ascribed thereto in
Section 4(c) and Section 4(d) hereof.

                  "Redemption Price" shall have the meaning ascribed thereto in
Section 4(e) hereof.

                  "Senior Securities" shall mean the Series B Preferred Stock and other shares of capital stock of the Company which by its terms is senior to the Series C Preferred Stock. Stock of any class or series shall rank senior to the Series C Preferred Stock as to dividend rights or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments or payments of amounts distributable upon dissolution, liquidation or winding up of the affairs of this Company, as the case may be, in preference or priority to the holders of shares


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of Series C Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Series C Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Series C Preferred
Stock as to dividend rights, notwithstanding that the dividend rate or dividend payment dates thereof are different from those of the Series C Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

                  "Series B Preferred Stock" shall mean the Series B Convertible Redeemable Accreting Preferred Stock of the Company.

                  "Series C Preferred Stock" shall mean the Series C Convertible Redeemable Accreting Preferred Stock of the Company.

                  "Subsidiary" of a person shall mean (i) any corporation of which 51% percent or more of the Voting Stock, or any partnership of which 51% or more of outstanding partnership interests, is at any time owned by the person, or by one or more Subsidiaries of such person, or by such person and one or more Subsidiaries of such person, and (ii) any other entity which is controlled or capable of being controlled by such person or by one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person.

                  "Triggering Event" shall mean (i) a Change of Control, (ii) a Bankruptcy Event, (iii) the liquidation or dissolution of the Company, or (iv) the merger of the Company with or into, or the consolidation of the Company with any other entity or the sale by the Company of all or substantially all of the assets of the Company, where the terms of such merger, consolidation or sale would significantly and adversely affect the rights and preferences of the Series C Preferred Stock.

                  "Voting Stock" shall mean any shares having general voting power in electing the board of directors of any person (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason or the happening of any contingency).

         Section 2.  Dividends.

                  (a) Right to Dividends. Dividends on each share of Series C Preferred Stock shall accumulate and accrue from the Issue Date and shall accrue from day to day thereafter, compounding quarterly (to the extent unpaid), whether or not earned or declared, at a rate of 6.0% per annum on the stated amount of $1,000 per share until paid, subject to Section 4(i) hereof. Subject to the prior preferences and other rights of any Senior Securities, Dividends accruing pursuant to this Section 2(a) shall be payable quarterly in arrears upon declaration by the Board in cash, on the last day of each of March, June, September and December. Dividends shall be cumulative so that, if all accrued dividends shall not have been paid, such accrued and unpaid dividends shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for any Junior Securities.


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
                  (b) Priority. Until such time as all current and accrued dividends on the Series C Preferred Stock and any Parity Securities for all periods from and after the Issue Date shall have been paid (i) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no Distribution shall be made, on any Junior Securities, and
(ii) no shares of Junior Securities shall be purchased, redeemed or acquired by the Company, and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof other than shares of Junior Securities purchased, redeemed or acquired by the Company to fund the Company's deferred compensation arrangements.

         Section 3.  Liquidation Rights of Series C Preferred Stock.

                  (a) Preference. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the then-outstanding shares of Series C Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus or earnings, in an amount (the "Liquidation Preference") equal to $1,000 per share plus an amount equal to all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date full payment shall be tendered to the holders of the then-outstanding shares of Series C Preferred Stock with respect to such liquidation, dissolution or winding up, and no more. The Liquidation Preference at the date of payment of all shares of Series C Preferred Stock outstanding shall be paid (i) before any distribution or payment upon any such liquidation, dissolution or winding up of this Company is made upon any Junior Securities,
(ii) on a pari passu basis with any such payment made to the holders of any Parity Securities, and (iii) after any such payment is made upon any Senior Securities. The holders of Series C Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of this Company after receiving the full preferential amounts provided for in the preceding sentence. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the then-outstanding shares of Series C Preferred Stock and any Parity Securities shall be insufficient to permit the payment to such shareholders of the full preferential amounts to which they are entitled, then, after payment to holders of Senior Securities, all of the remaining assets of the Company shall be distributed ratably to the holders of the then-outstanding shares of Series C Preferred Stock and any Parity Securities on the basis of the full preferential amounts to which the shares of Series C Preferred Stock and such Parity Securities would otherwise respectively be entitled. The (i) merger or consolidation of the Company with or into any other entity or entities where the Company is not the surviving entity (other than a merger solely for the purpose of changing the Company's state of incorporation) or in which in excess of 50% of the Company's voting power is transferred, or (ii) the sale or transfer by the Company of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution and winding up of the Company within the meaning of this Section 3.

                  (b) Remaining Assets. After the payment or distribution to the holders of the then-outstanding shares of Series C Preferred Stock and any Parity Securities of the full preferential amounts to which they are entitled, the holders of the then-outstanding shares of Junior Securities shall be entitled to receive ratably all remaining assets of the Company.


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
         Section 4.  Redemption.

                  (a) Optional Redemption. At any time after the Issue Date, the Company may, at its option, upon provision of written notice at least sixty (60) days prior to the date set for redemption, redeem the Series C Preferred Stock, in whole but not in part, at the Redemption Price hereinafter specified.

                  (b) Mandatory Redemption. The Company shall redeem all outstanding shares of Series C Preferred Stock at the Redemption Price hereinafter specified (i) at any time after the fourth anniversary of the Issue Date, at the option of holders of 80% of the outstanding shares of the Series C Preferred Stock, exercised by giving written notice to the Company or (ii) upon the occurrence of a Triggering Event (the date of receipt of written notice, or the date of a Triggering Event being the, "Mandatory Redemption Date").

                  (c) Optional Redemption Notice. The Company shall, not less than sixty (60) days prior to the Payment Date for an optional redemption pursuant to Section 4(a), give written notice to each holder of record of shares of Series C Preferred Stock that the Company has determined to exercise its optional redemption rights hereunder. This notice shall state the number of then-outstanding shares of Series C Preferred Stock to be redeemed, the Redemption Price, including the amount of dividends included in such price and the calculation thereof, the Payment Date and the time, place and manner in which the holder is to surrender to the Company the certificate or certificates representing the shares of Series C Preferred Stock to be redeemed. "Payment Date," for purposes of this Section 4(c), shall mean the date set by the Company with respect to an optional redemption designated by the Company for payment of the Redemption Price.

                  (d) Mandatory Redemption Notice. The Company shall provide prompt, but in no event later than two (2) Business Days after the Mandatory Redemption Date, notice to the holders of the Series C Preferred Stock of the Mandatory Redemption Date. Such notice shall state the Redemption Price, including the amount of dividends included in such price and the calculation thereof, and the Payment Date, place and manner in which the holders are to surrender to the Company the certificates representing shares of Series C Preferred Stock to be redeemed. "Payment Date," for purposes of this Section 4(d), shall mean the date no later than the tenth (10th) Business Day after the Mandatory Redemption Date designated by the Company for payment of the Redemption Price.

                  (e) Redemption Price. In all events, the Redemption Price of the Series C Preferred Stock (the "Redemption Price") shall be an amount per share equal to $1,000 plus the amount of all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the Payment Date.

                  (f) Payment of Redemption Price and Surrender of Stock. On the Payment Date, the Redemption Price of the Series C Preferred Stock shall be paid to the holders of the Series C Preferred Stock. On or before the Payment Date, each holder of shares of Series C Preferred Stock to be redeemed shall surrender the certificate or certificates representing such


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shares to the Company, duly endorsed, together with such other instruments as the Company may reasonably require to insure that such shares of Series C Preferred Stock are duly and validly transferred to the Company, free of all Liens, and on the Payment Date the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

                  (g) Insufficient Funds. If the funds of the Company legally available for redemption of Series C Preferred Stock on the Payment Date with respect to a Mandatory Redemption Date are insufficient to redeem all of the Series C Preferred Stock that are subject to redemption pursuant to Section 4(b) and any Parity Securities being redeemed on such date, those funds that are so available will be used to redeem the maximum possible number of such shares of the Series C Preferred Stock and any Parity Securities ratably among the holders thereof on the basis of the liquidation preference of such securities. At the earliest time thereafter as additional funds of the Company are legally available for redemption of Series C Preferred Stock in the manner provided above, such funds will be immediately used to redeem the balance of such Series C Preferred Stock and any Parity Securities subject to redemption.

                  (h) Deposit of Funds. At least three (3) Business Days prior to a Payment Date, the Company shall deposit with any bank or trust company in the United States, having a capital and surplus of at least $700,000,000 as a trust fund, a sum equal to the aggregate Redemption Price, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Payment Date, the Redemption Price to the respective holders of then-outstanding shares of Series C Preferred Stock upon the surrender of their share certificates. The deposit shall constitute full payment of the shares to their holders; provided, that, until all shares of Series C Preferred Stock are redeemed and full payment made therefor, the holders thereof shall continue to be considered shareholders with respect to such shares and shall have all rights with respect thereto, including the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any monies so deposited and unclaimed at the end of one year from the Payment Date shall be released or repaid to the Company, after which the holders of shares of Series C Preferred Stock called for redemption shall be entitled to receive payment of the Redemption Price only from the Company.

                  (i) Accrual of Dividends. Unless the Company defaults in making the payment of the Redemption Price in accordance with Section 4(h) hereof, dividends on Series C Preferred Stock subject to redemption will cease to accrue on and after the Payment Date.

                  (j) Waiver. At any time after receiving notice of Mandatory Redemption and prior to two Business Days before the Payment Date, the holders of Series C Preferred Stock may, by written consent of holders of at least 80% of the then outstanding Series C Preferred Stock, waive the redemption of the Series C Preferred Stock as to such mandatory redemption event in which case the Company shall not be obligated to redeem the shares of Series C Preferred Stock as to such redemption event. Upon receipt of any such waiver, the Company shall promptly provide written notice to all holders of Series C Preferred Stock.


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
         Section 5.  Voting Rights.

                  The holders of shares of Series C Preferred Stock shall not have any voting rights.

         Section 6.  Restrictions and Limitations.

                  So long as any shares of Series C Preferred Stock remain outstanding, the Company shall not, directly or indirectly, without the written consent of the holders of 80% of the then-outstanding shares of Series C Preferred Stock:

                  (a) Purchase, redeem or otherwise acquire for value (or pay into or set aside as a sinking fund for such purpose) any Junior Securities or any warrant, option or right to purchase any Junior Securities, other than purchases of shares of Junior Securities for the purpose of funding deferred compensation arrangements;

                  (b) Declare or pay any dividends on or declare or make any other Distribution, direct or indirect (other than a dividend payable solely in shares of Class A Common Stock), on account of Junior Securities or set apart any sum for any such purpose;

                  (c) Amend its Articles of Incorporation in any manner that would significantly and adversely affect the rights or preferences of the Series C Preferred Stock, provided, however, the foregoing shall not restrict the company from issuing additional series of preferred stock, senior to the Series C Preferred Stock, without the consent of holders of the Series C Preferred Stock; or


                  (d) Issue any additional shares of Series C Preferred Stock after the Issue Date.

         Section 7.  Conversion.

                  The holders of Series C Preferred Stock shall have the following conversion rights:

                  (a) Right to Convert. Each share of Series C Preferred Stock shall be convertible, at any time at the option of the holder thereof, into fully paid and nonassessable shares of Class A Common Stock. Such conversion right shall continue to apply to any share of Series C Preferred Stock called for redemption pursuant to Section 4 hereof until the close of business on the Business Day immediately preceding the applicable Payment Date.

                  (b) Conversion Price. Each share of Series C Preferred Stock shall initially be convertible into that number of shares of Class A Common Stock determined by dividing the then Liquidation Preference of such share of Series C Preferred Stock by the then conversion price, as adjusted pursuant to this Section 7, which conversion price shall initially be equal to $12.00 per share (the "Conversion Price").


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
                  (c) Mechanics of Conversion. Each holder of Series C Preferred Stock who desires to convert the same into shares of Class A Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series C Preferred Stock or Class A Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series C Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series C Preferred Stock to be converted, and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date.

                  (d) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time after the Issue Date effects a subdivision of the outstanding Class A Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and, conversely, if the Company at any time or from time to time after the Issue Date combines the outstanding shares of Class A Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the open of business on the date the subdivision or combination becomes effective.

                  (e) Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other Distribution payable in additional shares of Class A Common Stock, then and in each such event the Conversion Price then in effect shall be reset as of the time of such issuance or, in the event such record date is fixed, as of the open of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Class A Common Stock issuable in payment of such dividend or Distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such Distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection (e) as of the time of actual payment of such dividends or Distributions.

                  (f) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Issue Date makes, or fixes, a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other Distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Series C Preferred Stock been converted into Class A Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 7 with respect to the rights of the holders of the Series C Preferred Stock.

                  (g) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Issue Date, the Class A Common Stock issuable upon the conversion of the Series C Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 7), then and in any such event each holder of Series C Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Class A Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  (h) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Issue Date there is a capital reorganization of the Class A Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 7) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series C Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series C Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

                  (i) Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price, the Company, at its expense, shall cause independent public accountants of recognized standing selected by the Company (who may be the independent public accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series C Preferred Stock at the holder's address


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as shown in the Company's books. The certificate shall set
forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the Conversion Price at the time in effect, and (2) the type and amount, if any, of other property which at the time would be received upon conversion of the Series C Preferred Stock.

                  (j) Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other Distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series C Preferred Stock at least ten (10) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or Distribution and a description of such dividend or Distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Class A Common Stock (or other securities) shall be entitled to exchange their shares of Class A Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

         Section 8.  No Reissuance of Series C Preferred Stock.

                  No share of Series C Preferred Stock acquired by the Company upon conversion, by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

         RESOLVED FURTHER, that the president of the Company or any vice president designated by him and the secretary of the Company or any assistant secretary of the Company are hereby authorized and directed to take those steps necessary to cause the issuance and sale of the Series C Preferred Stock including to execute a statement to be filed in accordance with the requirements of AS 10.06.320 of the Alaska Statutes."


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         IN WITNESS WHEREOF, the Company has caused this Statement of Stock
Designation to be duly executed on its behalf at Anchorage, Alaska as of this 9th day of April, 2001.

                                 GENERAL COMMUNICATION, INC.



                                 By:
                                 /s/
                                 Ronald A. Duncan
                                 Its: President



                                 By:
                                 /s/
                                 John M.  Lowber
                                 Its: Secretary